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                                                       THE BEAR STEARNS COMPANIES INC.
                                      STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                 EXHIBIT 12
                                                      (In thousands, except for ratio)

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                                  (Unaudited)    (Unaudited)
                                  Nine-Months    Nine-Months    Fiscal Year    Fiscal Year   Fiscal Year  Fiscal Year Fiscal Year
                                     Ended          Ended          Ended          Ended         Ended        Ended       Ended
                                March 26, 1999 March 27, 1998  June 30, 1998  June 30, 1997 June 30, 1996 June 30,1995 June 30, 1994

                             ------------------------------------------------------------------------------------------------------
Earnings before taxes on income   $  633,718     $  792,466     $ 1,063,492     $1,013,690    $  834,926  $  388,082   $  642,799
                                  ----------     ----------     -----------     ----------    ----------  ----------   ----------
Add:   Fixed Charges
        Interest                   2,539,402      2,613,611       3,638,513      2,551,364     1,981,171   1,678,515    1,023,866
        Interest factor in rents      23,654         22,410          30,130         26,516        25,672      24,594       21,772
                                  ----------     ----------     -----------     ----------    ----------  ----------   ----------
    Total fixed charges            2,563,056      2,636,021       3,668,643      2,577,880     2,006,843   1,703,109    1,045,638
                                  ----------     ----------     -----------     ----------    ----------  ----------   ----------
Earnings before fixed charges
 and taxes on income              $3,196,774     $3,428,487     $ 4,732,135     $3,591,570    $2,841,769  $2,091,191   $1,688,437
                                  ==========     ==========     ===========     ==========    ==========  ==========   ==========
Ratio of earnings to fixed charges       1.2            1.3             1.3            1.4           1.4         1.2          1.6
                                  ==========     ==========     ===========     ==========    ==========  ==========   ==========

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